Exhibit 10.4.4


                        FIFTH AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

     This Fifth Amendment is made on the 20 day of April 2004, by and between HAVEN BROCK KOLLS, JR. ("Kolls"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

     USA and Kolls entered into an Employment And Non-Competition Agreement dated May 1, 1994, a First Amendment thereto dated May 1, 1995, a Second Amendment thereto dated March 20, 1996, a Third Amendment thereto dated February 22, 2000, and a Fourth Amendment thereto dated April 15, 2002 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

     NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.   Amendments.

     A. Subparagraph A. of Section 1. Employment. is hereby deleted and the following new subparagraph A. is substituted in its place:


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

      A. USA shall employ Kolls as Senior Vice President, Research & Development, commencing on the date hereof and continuing through June 30, 2005 (the "Employment Period"), and Kolls hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2005 or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods. The Company will deliver to Kolls an incentive cash compensation payment of $60,000 upon Kolls' signing of this Fifth Amendment. If during the Employment Period a USA Transaction (as such term is defined in the Employment Agreement of George R. Jensen, Jr.) shall occur, then Kolls may upon thirty days prior notice to the Company, terminate the Employment Period. Upon such termination by Kolls, neither party shall have any further duties or obligations hereunder, provided, however, that Kolls' obligations under Sections 5 and 6 hereof shall survive any such termination.

      B. The following new subparagraph C. shall be added to Section 1. Employment. of the Agreement:

      C. In the event that Kolls shall agree to extend the Employment Period to June 30, 2006 (provided that such extension is accomplished at anytime between July 1, 2004 and December 31, 2004), Kolls shall receive from USA an incentive cash compensation payment of $70,000.

      C. Subparagraph A. of Section 2. Compensation and Benefits. of the Agreement is hereby deleted and the following new subparagraph A. is hereby substituted in its place:

      A. In consideration of his services rendered, commencing January 1, 2004, USA shall pay to Kolls a base salary of $165,000 per year during the Employment Period, subject to any withholding required by law. Kolls" base salary may be increased from time to time in the discretion of the Board of Directors.


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      D. The  following  new  subparagraph  F.  shall be  added  to  Section  2.
Compensation and Benefits. of the Agreement:

            F. From and after the date of this Fifth Amendment and during the Employment Period, USA shall pay to Kolls (i) the sum of $5,000 for any new patent application filed on behalf of USA during the Employment Period for which Kolls is listed as the inventor; and
            (ii) the further sum of $5,000 upon the grant and issuance during the Employment Period of any such patent application; and (iii) the sum of $5,000 upon the grant and issuance during the Employment Period of any pending patent application that was filed on behalf of USA at any time prior to the date of this Fifth Amendment and whether or not Kolls is listed as the inventor. Any amount due to Kolls by USA shall at the option of USA be payable in either cash or USA Common Stock; provided that any such amount shall be subject to and reduced by any applicable tax withholding. The issuance by USA of any USA Common Stock to Kolls shall at the option of USA (i) be registered under the Securities Act of 1933, as amended, pursuant to a Form S-8 registration statement, all at the sole cost and expense of USA; or (ii) represent restricted stock issued as part of a private placement by USA and in such event Kolls shall participate in the offering on the same terms as any other investor (including any registration rights); or (iii) represent a separate private placement of restricted Common Stock involving only Kolls, provided that the stock shall have standard "piggyback" registration rights.

      2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.


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      3. Capitalized  Terms.  Except as specifically  provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment on the day and year first above written.

                                        USA TECHNOLOGIES, INC.


                                        By: /s/ Stephen P. Herbert
                                           -------------------------------------
                                           Stephen P. Herbert,
                                           President


                                           /s/ Haven Brock Kolls, Jr.
                                           -------------------------------------
                                           HAVEN BROCK KOLLS, JR.


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